SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SKECHERS U.S.A., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
PROPOSAL NO. 2
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
BOARD REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
OTHER BUSINESS
APPENDIX A

SKECHERS U.S.A., INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Skechers U.S.A., Inc., a Delaware corporation (the “Company”), to be held at The Ayres Hotel located at 14400 Hindry Avenue, Hawthorne, California 90250 on May 26, 2005, at 10:00 a.m., Pacific Time.

     The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

1.	To elect two members to the Board of Directors to serve for a three-year term as Class III Directors;

2.	To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors recommends a vote “for” each of the nominees and for each proposal listed above.

     The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determining those stockholders who will be entitled to vote at the Annual Meeting.

     The Company’s Annual Report to Stockholders for the year ended December 31, 2004 is enclosed with this notice. The following proxy statement and enclosed proxy card is being sent to each stockholder as of the record date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 29, 2005
Manhattan Beach, California

SKECHERS U.S.A., INC.

PROXY STATEMENT

For Annual Meeting to be Held
May 26, 2005, at 10:00 a.m. Pacific Time

     This proxy statement is delivered to you by Skechers U.S.A., Inc. (the “Company” or “Skechers”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on May 26, 2005 at 10:00 a.m. Pacific Time at The Ayres Hotel located at 14400 Hindry Avenue, Hawthorne, California 90250 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is April 29, 2005. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the nominees for director named herein and for the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2005. Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

     Holders of Class A Common Stock and Class B Common Stock of record at the close of business on March 31, 2005 will be entitled to vote at the Annual Meeting. There were 22,528,634 shares of Class A Common Stock and 17,011,189 shares of Class B Common Stock outstanding at that date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and the presence in person or by proxy of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock is necessary to constitute a quorum for the Annual Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent accountants. For purposes of the vote on this matter, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will count toward the presence of a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Company’s Board of Directors is divided into three classes, with each class serving a three-year term and thereafter until their successors are duly elected and qualified or until death, resignation or removal. One class of directors is elected annually at the Annual Meeting of Stockholders. The Company’s Bylaws currently provide for a variable Board of Directors with a range of between five and nine members. The Company currently has seven members on its Board of Directors. The Company’s Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors.

     Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Geyer Kosinski and Richard Siskind who are currently members of the Company’s Board of Directors. The Company has been advised by Geyer Kosinski and Richard Siskind of their availability and willingness to serve if elected. In the event that Geyer Kosinski and/or Richard Siskind becomes unavailable or unable to serve as a member of the Company’s Board of Directors prior to the voting, the proxy holders will refrain from voting for them or will vote for a substitute nominee in the exercise of their best judgment.

The Board of Directors recommends a vote “for” these director-nominees.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     For the 2004 fiscal year, KPMG LLP provided audit services that included examination of the Company’s annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Company’s Board of Directors has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2005. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

The Board of Directors recommends a vote to ratify the appointment of KPMG LLP.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

		Class and Year
		in Which Term
Name	Age	Will Expire	Position

Geyer Kosinski(1)	39	Class III (2008)	Director
Richard Siskind(1)	59	Class III (2008)	Director

(1)	Member of the Audit Committee

     Geyer Kosinski has served as a member of the Board of Directors since November 2001. Since July 2004, Mr. Kosinski has been the Chairman and Chief Executive Officer of Media Talent Group, a talent management and production company that produces feature films and television programming and manages over 50 actors, writers and directors. From April 1997 to June 2004, Mr. Kosinski was a Managing Partner and co-owner of Industry Entertainment, a talent management and production company that produces feature films and television programming and manages over 100 actors, writers and directors. From 1992 to 1997, Mr. Kosinski was an agent at The William Morris Agency, where he represented talent including George Clooney, Robert Downey, Jr., Kevin Spacey, Angelina Jolie and Billy Bob Thornton, and packaged over 20 motion pictures.

     Richard Siskind has served as a member of the Board of Directors of the Company since June 1999. Since November 2002, Mr. Siskind has served as a member of the Board of Directors of Magic Lantern Group, Inc. (AMEX: GML), which changed its name from JKC Group, Inc. From May 1998 to November 2002, Mr. Siskind served as President, Chief Executive Officer and a member of the Board of Directors of Stage II Apparel Corp. (AMEX:SA), which changed its name to JKC Group, Inc. (AMEX:JKC) in April 2002. In 1991, Mr. Siskind founded R. Siskind & Company, a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers, and he is its sole shareholder, Chief Executive Officer, President and sole member of its Board of Directors.

Directors Not Standing for Election

     The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

		Class and Year in Which
Name	Age	Term Will Expire	Position

Robert Greenberg	65	Class I (2006)	Chairman of the Board and Chief Executive Officer
Michael Greenberg	42	Class II (2007)	President and Director
David Weinberg	54	Class II (2007)	Executive Vice President; Chief Financial Officer and Director
Jeffrey Greenberg	37	Class II (2007)	Vice President of Active Electronic Media and Director
Frederick Schneider(1)	48	Class I (2006)	Director

(1)	Member of the Audit Committee

     Robert Greenberg has served as the Chairman of the Board and Chief Executive Officer of the Company since October 1993. From 1979 to 1992, Mr. Greenberg was the Chairman of the Board and President of L.A. Gear.

     Michael Greenberg has served as the President and a member of the Board of Directors of the Company since its inception in 1992, and from June 1992 to October 1993, he was Chairman of the Board. From 1989 to 1992, Mr. Greenberg was the National Sales Manager of L.A. Gear, Inc. (“L.A. Gear”), an athletic and casual footwear and apparel company. Previously, from 1986 to 1989, he was the Regional Sales Manager of L.A. Gear for the West Coast, and from 1984 to 1986, he was an account representative for the West Coast at L.A. Gear.

     David Weinberg has served as Chief Financial Officer of the Company since October 1993 and Executive Vice President and a member of the Board of Directors since July 1998. From June 1989 to September 1992, Mr. Weinberg served as Vice President, Credit and Collections at L.A. Gear.

     Jeffrey Greenberg has served as a member of the Board of Directors of the Company since September 2000 and Vice President of Active Electronic Media of the Company since January 1998. Previously, Mr. Greenberg served as Chief Operating Officer, Secretary and a member of the Board of Directors of the Company from June 1992 to July 1998 and as Chief Executive Officer from June 1992 to October 1993.

     Frederick Schneider has served as a member of the Board of Directors since February 2004. Mr. Schneider currently is an independent private equity investor and consultant. Since May 2000, he has served as a Director and a member of the Audit Committee for Sport Chalet, Inc. (NASDAQ:SPCH). From September 1994 to January 1998, he served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm specializing in leveraged buyouts, where he played a key role in various acquisitions as well as dealing with investors. From June 1978 to September 1994, he was with KPMG LLP, including as an Audit and Due Diligence Partner from June 1989 to September 1994.

Executive Officers

     The following table sets forth certain information with respect to the executive officers of the Company who are not also directors. For information concerning Robert Greenberg, Michael Greenberg and David Weinberg, see “Directors Not Standing for Election” above.

Name	Age	Position

Philip Paccione	43	General Counsel; Executive Vice President, Business Affairs; and Corporate Secretary
Mark Nason	43	Executive Vice President, Product Development

     Philip Paccione has served as Executive Vice President, Business Affairs since February 2000, Corporate Secretary since July 1998, and General Counsel of the Company since May 1998. Before joining the Company and since June 1997, Mr. Paccione was an attorney at the law firm of Riordan & McKinzie, in Los Angeles, and from May 1996 to June 1997 he was a sole practitioner of law. Mr. Paccione also practiced law at the law firm of Gartner & Young from December 1994 to May 1996 and at the law firm of Kelley, Drye & Warren from June 1991 to December 1994.

     Mark Nason has served as Executive Vice President, Product Development of the Company since March 2002. From January 1998 to March 2002, Mr. Nason served as our Vice President, Retail and Merchandising, and from December 1993 to January 1998, he served as our Director of Merchandising and Retail Development. From January 1981 through November 1993, Mr. Nason was employed in various capacities, including General Merchandising Manager, Director of Visual Merchandising and Buyer at Track ’n Trail.

     Robert Greenberg is the father of Michael Greenberg and Jeffrey Greenberg; other than the foregoing, no family relationships exist between any of the directors or executive officers of the Company.

Compensation of Directors

     Non-Employee Directors. The Company pays its non-employee directors annual compensation of $15,000 for serving on the Board of Directors, except for Frederick Schneider who is paid $25,000 annually as a Board member and Audit Committee Chairman. In addition, non-employee directors receive a fee of $1,000 for each board meeting attended. Non-employee directors attending any committee meeting receive an additional fee of $750 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors, in which case they receive no additional fees for the committee meeting. Non-employee directors are also reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Compensation, fees, and reimbursable costs and expenses are paid quarterly. Officers of the Company who are members of the Board of Directors are not paid any directors’ compensation. Non-employee directors are eligible to receive, from time to time, grants of options to purchase shares of Class A Common Stock under the 1998 Stock Option, Deferred Stock and Restricted Stock Plan as determined by the Board of Directors. During the fiscal year ended December 31, 2004, options to purchase a total of 80,000 shares of the Company’s Class A Common Stock were granted to non-employee directors as follows:

Name	Number of Shares	Exercise Price	Date of Grant

Geyer Kosinski	20,000	$8.35	2/5/04
Frederick Schneider	40,000	$8.35	2/5/04
Richard Siskind	20,000	$8.35	2/5/04

     Employee Directors. As of December 31, 2004, Robert Greenberg, Michael Greenberg and David Weinberg were the only executive officers serving on the Board of Directors, and Jeffrey Greenberg was the only non-executive employee serving on the Board of Directors. Employees of the Company who are members of the Board of Directors are not paid any directors’ fees. Compensation of Robert Greenberg, Michael Greenberg and David Weinberg for the fiscal year ended December 31, 2004 is set forth under “Executive Compensation.” Employee directors are eligible to receive, from time to time, grants of options to purchase shares of Class A Common Stock under the 1998 Stock Option, Deferred Stock and Restricted Stock Plan as determined by the Board of Directors. During the fiscal year ended December 31, 2004, options to purchase a total of 50,000 shares of the Company’s Class A Common Stock were granted to one employee director as set forth under “Executive Compensation—Options Granted in 2004.”

CORPORATE GOVERNANCE AND BOARD MATTERS

Attendance of Directors at Board and Annual Meetings

     The Board of Directors met three times in 2004. Each director attended all of the meetings, except Geyer Kosinski who was unable to attend two of the meetings. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2004, all but one of the directors attended the Annual Meeting of Stockholders.

“Controlled Company” Exception to NYSE Rules

     Under Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), the Company is considered a “Controlled Company” because Robert Greenberg, directly and indirectly, owns 65.1% of the voting power in the Company (see “Certain Relationships and Related Transactions”). As a Controlled Company, the Company is exempt from certain NYSE Rules, including the requirements to maintain a Board of Directors with a majority of independent members and to have a compensation committee and a nominating committee. The Company does not presently require the Board of Directors to consist of a majority of independent directors, nor does the Company have a compensation committee or nominating committee.

Director Independence

     The Board of Directors has affirmatively determined, assuming the re-election of all of the nominees for director at the Annual Meeting, that the Board will have three members who are “independent” consistent with Section 303A.02 of the NYSE Rules. These directors are Geyer Kosinski, Frederick Schneider and Richard Siskind. The Board of Directors made this affirmative determination based on discussions with the directors and on its review of the directors’ responses to a formal questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company, its subsidiaries and affiliates. The Board considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The purpose of the Board’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE Rules.

Audit Committee

     The Audit Committee is responsible for overseeing (1) the quality and integrity of the Company’s financial statements, (2) the appointment, compensation, independence and performance of the independent auditors, (3) the Company’s compliance with legal and regulatory requirements, and (4) the performance of internal audit and controls function. The Audit Committee is comprised of Chairman Frederick Schneider, Geyer Kosinski and Richard Siskind, each of whom is “independent” under Sections 303A.06 and 303A.07 of the NYSE Rules and Section 10A(m)(3) of the Exchange Act. The Audit Committee met four times during 2004. Each Audit Committee member attended all of the meetings, except Geyer Kosinski who was unable to attend two of the meetings.

     The Audit Committee currently acts under a written Audit Committee Charter adopted by the Board of Directors as of April 29, 2004. A copy of the current Audit Committee Charter, which complies with the NYSE Rules and is subject to change from time to time by the Company’s Board of Directors, is attached as Appendix A to this Proxy Statement. The Audit Committee Charter is posted in the corporate governance section of the investor relations page of our website located at www.skechers.com.

Audit Committee Financial Expert

     The Board of Directors has determined that Frederick Schneider, who serves as the Chairman on the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

Director Nominations

     As a Controlled Company under the NYSE Rules, the Company is not required to and currently does not have a nominating committee. The Chairman of the Board, in consultation with the President and Chief Financial Officer, performs the functions of a nominating committee, including the identification and evaluation of director candidates. Nominees for directors are identified and recommended by the Chairman of the Board and presented to the full Board of Directors. Qualifications and skills that the Board of Directors require in directors are set forth in the Company’s Corporate Governance Guidelines, which was adopted by the Board of Directors as of April 28, 2004 and is posted in the corporate governance section of the investor relations page of our website located at www.skechers.com by the time of the Annual Meeting of Stockholders. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Factors considered in evaluating a director candidate include the evaluation of diversity, age, skills and experience in the context of the needs of the Board. Additionally, directors should not serve on more than two boards of public companies in addition to the Board. The Board of Directors believes that the functions of nominating committee are more than adequately performed by the Chairman of the Board and the Board of Directors as a whole.

     Pursuant to the Company’s Bylaws, a stockholder may nominate a person for election as a director at an annual meeting of stockholders only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than ninety (90) days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. Each notice is required to set forth certain information, including (1) the name and address of the stockholder and of the person or persons to be nominated, (2) a description of all arrangements or understandings between the stockholder and each nominee pursuant to which the nomination is to be made, (3) information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the “SEC”) had the nominee been nominated, or intended to be nominated, by the Board, and (4) the consent of each nominee to serve as a director if so elected. The stockholder must also promptly provide any other information reasonably requested by the Company.

Executive Sessions

     Non-management directors meet regularly in executive sessions without the Company’s management. Non-management directors are those directors who are not executive officers of the Company and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company. Executive sessions are led by a Presiding Independent Director. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Independent Director in his own discretion or at the request of the Board of Directors. Frederick Schneider is currently designated as the Presiding Independent Director.

Compensation Committee Interlocks and Insider Participation

     The Company, as a Controlled Company under the NYSE Rules, is not required to and currently does not have a compensation committee. Robert Greenberg, the Company’s Chief Executive Officer, Michael Greenberg, the Company’s President, and David Weinberg, the Company’s Executive Vice President and Chief Financial Officer, reviewed and discussed the compensation of the executive officers for 2004. See “Certain Relationships and Related Transactions” regarding arrangements between the Company and the Greenberg Family Trust, of which Robert Greenberg is a trustee, and Michael Greenberg. None of the executive officers of the Company serves on the board of directors or on the compensation committee of any other entity, which has officers who serve on the Company’s Board of Directors.

Code of Business Conduct and Ethics

     The Code of Business Conduct and Ethics, which applies to all directors, officers and employees, was adopted by the Board of Directors as of April 28, 2004. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of our website located at www.skechers.com, and is available in print, without charge, upon written request to the Secretary at Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. The Company intends to promptly post any amendments to or waivers of the Code on the Company’s website.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation earned by the Company’s Chief Executive Officer and each of the other named executive officers whose annual salary and bonus during 2002, 2003 and 2004 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)	Options(#)	($)
Robert Greenberg	2004	0	250,000	—(1)	—	10,786(3)
Chairman of the Board;	2003	986,538	—	—(1)	—	11,157(3)
Chief Executive Officer	2002	500,102	—	8,603(2)	—	10,192(3)

Michael Greenberg	2004	884,615	50,000	15,491(2)	—	20,913(4)
President	2003	745,961	—	19,774(2)	—	21,296(4)
	2002	584,616	108,122	16,703(2)	50,000	19,273(4)

David Weinberg	2004	744,154	50,000	23,611(2)	50,000	16,410(5)
Executive Vice President;	2003	674,307	—	23,611(2)	—	17,109(5)
Chief Financial Officer	2002	494,231	108,122	24,210(2)	50,000	15,848(5)

Mark Nason(6)	2004	696,154	40,000	—	100,000	10,395(7)
Executive Vice President,	2003	645,961	—	—	—	14,960(7)
Product Development	2002	493,077	86,518	—	50,000	13,687(7)

Philip Paccione	2004	311,539	20,000	—	10,000	19,503(8)
General Counsel; Executive	2003	307,709	—	—	—	9,806(8)
Vice President, Business Affairs;	2002	248,039	21,706	—	25,000	8,764(8)
Corporate Secretary

(1)	Excludes the purchase of a car in March 2003 for $66,594 by the Company that is owned by the Company and used by Mr. Greenberg.

(2)	Represents the amount of an automobile lease for the benefit of each executive officer. With respect to David Weinberg, excludes rental payments of $32,000 and $48,000 in 2003 and 2002, respectively, made by the Company directly to landlord regarding property that was used primarily for corporate purposes but was leased under the individual’s name.

(3)	Represents health and life insurance payments.

(4)	Represents health and life insurance payments of $14,763, $15,296 and $13,773, and contributions of $6,150, $6,000 and $5,500 by the Company under its 401(k) Plan for 2004, 2003 and 2002, respectively.

(5)	Represents health and life insurance payments of $10,260, $11,109 and $9,848, and contributions of $6,150, $6,000 and $6,000 by the Company under its 401(k) Plan for 2004, 2003 and 2002, respectively.

(6)	Mr. Nason began serving as an executive officer of the Company in March 2002.

(7)	Represents health and life insurance payments of $10,260, $14,830 and $13,557, and contributions of $135, $130 and $130 by the Company under its 401(k) Plan for 2004, 2003 and 2002, respectively.

(8)	Represents health and life insurance payments of $13,353, $3,806 and $3,264, and contributions of $6,150, $6,000 and $5,500 by the Company under its 401(k) Plan for 2004, 2003 and 2002, respectively.

Stock Options Granted in 2004

     The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004. With respect to each of these option grants, 25% of the options were exercisable on the date of grant and 25% of the options become exercisable on each subsequent anniversary date with full vesting occurring on the third anniversary of the date of grant. The total number of options granted to the Company’s employees (not including 80,000 shares underlying options granted to non-employee directors) during the fiscal year ended December 31, 2004 was 825,000. The exercise price per share of options granted represents the fair market value of the underlying shares of Class A Common Stock on the date the options were granted. The stock options expire ten years from the date of grant or earlier upon termination of employment. In accordance with the rules of the SEC, the Company is including the gains or “option spreads” that would exist at the end of their respective ten-year terms. These gains are based on assumed annual rates of compounded stock price appreciation of 5% and 10% from the dates that the options were granted until the end of the respective option terms. These gains do not represent the Company’s estimate or projection of the future price of the Class A Common Stock. Actual gains, if any, on option exercises depend upon the future performance of the Class A Common Stock.

	Individual Grants				Potential Realizable
	Number Of	Percent Of			Value At Assumed
	Securities	Total			Annual Rates Of Stock
	Underlying	Options	Exercise Or		Price Appreciation For
	Options	Granted To	Base Price	Expiration	Option Term
Name	Granted(#)	Employees	($/Share)	Date	5%($)	10%($)
Robert Greenberg	—	—	—	—	—	—
Michael Greenberg	—	—	—	—	—	—
David Weinberg	50,000	6.1%	8.35	2/5/14	262,564	665,387
Mark Nason	100,000	12.1%	8.35	2/5/14	525,127	1,330,775
Philip Paccione	10,000	1.2%	8.35	2/5/14	52,513	133,078

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

     The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2004. The value of the unexercised “in-the-money” options is based on the fair market value of $12.96 as of December 31, 2004, minus the exercise price, multiplied by the numbers of shares underlying the option.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-The-Money Options
	Acquired on	Value	at December 31, 2004		at December 31, 2004
Name	Exercise(#)	Realized($)	Exercisable(#)	Unexercisable(#)	Unexercisable($)	Exercisable($)
Robert Greenberg	—	—	—	—	—	—
Michael Greenberg	30,000	240,278	50,000	—	75,125	—
David Weinberg	—	—	223,565	50,500	741,204	250,305
Mark Nason	25,000	130,530	162,268	87,500	639,138	420,875
Philip Paccione	14,097	84,922	53,713	13,750	95,183	72,138

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Number of securities
			Weighted-average	remaining available for
	Number of Securities to be		exercise price of	future issuance under
	issued upon exercise of		outstanding	equity compensation plans
	outstanding options,		options, warrants	(excluding securities
Plan Category	warrants and rights		and rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,975,341	(1)	$10.90	4,814,978	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	4,975,341			4,814,978

(1)	Represents stock options outstanding under the Company’s 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the “Stock Option Plan”). Amount does not include shares available under the Company’s 1998 Employee Stock Purchase Plan (the “1998 Purchase Plan”), which has a shareholder approved reserve of 1,738,364 shares.

(2)	Represents 3,076,614 shares available for future issuance under the Stock Option Plan and 1,738,364 shares available for future issuance under the 1998 Purchase Plan. Under the 1998 Purchase Plan, each eligible employee may purchase a limited number of shares of Class A common stock at semi-annual intervals each year at a purchase price per share equal to 85% of the fair market value of the Company’s Class A common stock as of either the beginning or ending date of the semi-annual purchase period.

Stock Option Plan

     In January 1998, the Company’s Board of Directors and stockholders adopted the Stock Option Plan, which provides for the grant of qualified incentive stock options (“ISOs”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not so qualified (“NQSOs”), deferred stock and restricted stock awards (“Awards”). The Stock Option Plan may be administered by either the Board of Directors or a committee of directors appointed by the Board of Directors (the “Committee”). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any ISO granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Class A Common Stock) of the fair market value of the shares of Class A Common Stock at the time the option is granted. The exercise price for any NQSO granted under the Stock Option Plan may not be less than 85% of the fair market value of the shares of Class A Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company.

     The Stock Option Plan originally authorized the grant of options to purchase, and Awards of, an aggregate of up to 5,215,154 shares of the Company’s Class A Common Stock. By action at the Annual Meeting of Stockholders on June 1, 2001, the number of shares of Class A Common Stock authorized for issuance under the Stock Option Plan was increased by 3,000,000 shares, and by action at the Annual Meeting of Stockholders held on May 30, 2003, the number was increased by an additional 3,000,000 shares, so that the Stock Option Plan authorizes the grant of options to purchase and awards of up to an aggregate of 11,215,154 shares of the Company’s Class A Common Stock. The number of shares reserved for issuance under the Stock Option Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

     Under the Stock Option Plan, the Company may make loans available to stock option holders, subject to the Committee’s approval, in connection with the exercise of stock options granted under the Stock Option Plan. If shares of Class A Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

     No options or Awards may be granted under the Stock Option Plan after January 14, 2008, provided that the Company’s Board of Directors does not otherwise amend or terminate the Stock Option Plan prior to such date.

     Options granted under the Stock Option Plan will become exercisable according to the terms of the grant made by the Board of Directors or the Committee. Awards will be subject to the terms and restrictions of the award made by the Board of Directors or the Committee. The Board of Directors and the Committee have discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted, and in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased. Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

     The exercise price of any option granted under the Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company’s Class A Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) by a full recourse promissory note executed by the option holder, (v) by arrangement with a broker or (vi) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable Internal Revenue Service or SEC regulations or other relevant pronouncements.

     The Board of Directors may from time to time revise or amend the Stock Option Plan and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding stock option or Awards without such participant’s consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

     In the event of a change of control, all outstanding stock options and Awards will fully vest and any indebtedness incurred in connection with the Stock Option Plan will be forgiven. A “change of control” occurs when (i) any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the Company’s securities, (ii) during any consecutive two-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director, with certain exceptions, who was approved by at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors, (iii) in some circumstances, the stockholders approve a merger or consolidation, or (iv) the stockholders approve the complete liquidation, sale or disposition of all or substantially all of the Company’s assets.

     As of December 31, 2004, options to purchase 4,975,341 shares of Class A Common Stock were outstanding at a per share exercise price ranging from $2.78 to $29.45, and the Company had 3,076,614 shares of Class A Common Stock underlying options available for grant.

Federal Income Tax Consequences of Stock Option Plan

     Incentive Stock Options. There is no taxable income to an employee of the Company when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee’s alternative minimum taxable income upon exercise. If the shares of Class A Common Stock received upon exercise of the incentive stock option are disposed of in the same year the option was exercised, and the amount realized is less than the Class A Common Stock’s fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the shares, less the optionee’s basis in the shares of Class A Common Stock. Gain realized by an optionee upon the sale of shares of Class A Common Stock issued upon exercise of an incentive stock option is taxable as a long-term capital gain, in accordance with the applicable holding periods, and no tax deduction is available to the Company, unless the optionee disposed of the shares of Class A Common Stock of the Company within two years after the date of grant of the option or within one year after the date of exercise. In such event, the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of the optionee’s exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee’s basis for the shares of Class A Common Stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the Class A Common Stock on the date of exercise of the nonqualified stock options.

     Restricted Stock. The receipt of restricted stock will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of such purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares of Class A Common Stock and the fair market value of such shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient’s ownership rights vest (when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares of Class A Common Stock vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase dates shall be deferred to six months from the date of purchase.

     The foregoing summary is not a complete description of the U.S. federal income tax aspects of the Stock Option Plan. Moreover, the foregoing summary relates only to federal income taxes; there may also be federal estate and gift tax consequences associated with the Stock Option Plan, as the case may be, as well as foreign, state and local tax consequences.

Employee Stock Purchase Plan

     The Company’s 1998 Purchase Plan was adopted by the Company’s Board of Directors and stockholders in July 1998 and amended by its Board of Directors in June 2000. The 1998 Purchase Plan is intended to qualify under Section 423 of the Code. Each twelve-month offering period includes two consecutive six-month purchase periods. The offering periods generally start on the first trading day on or after January 1 and July 1 of each year. The initial offering period commenced on July 1, 1999. A total of 2,781,415 shares of Class A Common Stock was initially reserved for issuance under the 1998 Purchase Plan, which is adjusted annually for increases equal to the lesser of (i) 2,781,415 shares, (ii) 1% of the outstanding shares of Class A Common Stock on such date, or (iii) such lesser amount as may be determined by the Company’s Board of Directors.

     Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (i) immediately after the grant of a stock purchase right owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under the 1998 Purchase Plan for that year.

     The 1998 Purchase Plan permits participants to purchase Class A Common Stock through payroll deductions of up to 15% of the participant’s “compensation.” Compensation is defined as the participant’s base straight time gross earnings, including commissions, payments for overtime, incentive bonuses and performance bonuses. Amounts deducted and accumulated by the participant are used to purchase shares of Class A Common Stock at the end of each purchase period. The price of stock purchased under the 1998 Purchase Plan is 85% of the lower of the fair market value of the Class A Common Stock as of either the beginning or ending date of the semi-annual purchase period. The maximum number of shares a participant may purchase during a single offering period is determined by dividing $25,000 by the fair market value of a share of the Company’s Class A Common Stock on the first day of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

     Rights granted under the 1998 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1998 Purchase Plan.

     The 1998 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company’s assets, each outstanding stock purchase right may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding stock purchase right, the offering period then in progress will be shortened and a new purchase date will be set so that shares of Class A Common Stock are purchased with the participant’s accumulated payroll deductions prior to the effective date of such transaction.

     The Board of Directors has the authority to amend or terminate the 1998 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1998 Purchase Plan, provided that the Board of Directors may terminate an offering period on any exercise date if the Board of Directors determines that the termination of the 1998 Purchase Plan is in the best interests of the Company and its stockholders. Notwithstanding anything to the contrary, the Board of Directors may in its sole discretion amend the 1998 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. Unless terminated sooner by the Board of Directors, the 1998 Purchase Plan will terminate on June 30, 2008.

     As of December 31, 2004, 1,043,051 shares of the Company’s Class A Common Stock had been purchased by the Company’s employees at the average price of $7.19 per share, which was an aggregate purchase price of $7,503,000.

401(k) Plan

     The Company has in place a contributory retirement plan (the “401(k) Plan”) for all employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary, but not exceeding the IRS statutory limits, and the Company may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account by the end of the first quarter of the following year. Under the 401(k) Plan, employees may elect to enroll on the first day of any month of any plan year, provided that they have been employed by the Company for at least one year. The 401(k) Plan was amended in April 2001 to allow employees to enroll after six months of service.

     Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional Company contribution may be made at the Company’s discretion. The Company’s contributions to the 401(k) Plan in 2004, 2003 and 2002 were $767,000, $763,000 and $707,000, respectively, which included the issuance by the Company of 59,203, 93,692 and 83,351 shares of its Class A common stock to the 401(k) Plan for 2004, 2003 and 2002 in March 2005, 2004 and 2003, respectively.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Company is considered a Controlled Company under the NYSE Rules, and, as a result, is not required to and currently does not have a compensation committee. Robert Greenberg, Michael Greenberg and David Weinberg are the directors who primarily administered the policies governing the Company’s executive compensation program in 2004.

     The Board of Directors believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by the Company’s competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation.

     The Company’s executive compensation philosophy is to set base salary at a competitive market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company’s earnings as well as to value received by its stockholders. Targeted levels of executive compensation are set at levels consistent with others in the Company’s industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon the Company’s level of annual and long-term performance.

     Each executive officer’s compensation is comprised of up to three principal components: base salary, bonus and any stock options or restricted stock awards granted pursuant to the Company’s 1998 Stock Option, Deferred Stock and Restricted Stock Plan. Base salary and bonus are determined by executive management and are reviewed at least annually by the Board of Directors. See “Executive Compensation” for a description of the allocation of base salary and bonus. Based on certain objective performance criteria of the Company for 2004, Robert Greenberg, Michael Greenberg, David Weinberg, Mark Nason and Philip Paccione each received an annual bonus of $250,000, $50,000, $50,000, $40,000 and $20,000, respectively. The Company’s management and the Board of Directors believe that the total compensation package of the executive officers should be linked to certain objective performance criteria of the Company and to the total return of the Company’s stock, both on an absolute basis and relative to similar companies. The Company uses stock options to align the long-range interests of its executive officers with the interests of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer’s position with the Company, overall individual performance, the Company’s performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

     The foregoing principles and policies are applied in examining the compensation of Robert Greenberg, the Company’s Chief Executive Officer. The Board of Directors believes that Mr. Greenberg, as Chief Executive Officer, significantly and directly influences the Company’s overall performance. Mr. Greenberg elected to forego his base salary in 2004. Thus, his compensation for 2004 consisted of a base salary of $0.

     Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, with certain exceptions for qualified “performance-based” compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy. The Company intends to establish executive officer compensation programs that will maximize the Company’s tax deduction if the Board of Directors determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Company may award compensation that is not fully deductible if it is determined that such award is consistent with its philosophy and in the best interest of the Company and its stockholders.

     The Board of Directors will review the Company’s existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company’s existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

     The Board of Directors believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

Respectfully submitted,

Robert Greenberg
Michael Greenberg
Jeffrey Greenberg
David Weinberg
Geyer Kosinski
Frederick Schneider
Richard Siskind

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three non-employee directors who are independent under the standards adopted by the Board of Directors and applicable NYSE Rules and SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors.

     The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004, and has discussed those financial statements with the Company’s management, internal finance staff, internal auditors and independent auditors, with and without management present. The Audit Committee has also discussed with the Company’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board and has discussed their independence from the Company and the Company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year.

     Based on its review and the discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year then ended for filing with the SEC.

Respectfully submitted,

Geyer Kosinski
Frederick Schneider
Richard Siskind

INDEPENDENT AUDITORS

Fees to Independent Auditors for Fiscal Years 2004 and 2003

     During the fiscal years ended December 31, 2004 and 2003, the Company retained KPMG LLP to provide services as follows:

	Fees for the Year Ended
	December 31,
Service	2004	2003
Audit fees(1)	$1,050,000	$581,000
Audit-related fees(2)	680,000	14,000
Tax fees(3)	712,000	1,157,000
All other fees(4)	46,000	21,000

Total audit and non-audit fees	$2,488,000	$1,773,000

(1)	These are fees for professional services performed by KPMG LLP for the audit of the Company’s annual financial statements and the review of the Company’s annual report on Form 10-K, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, the attestation of the effectiveness of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	These are fees for assurance and related services performed by KPMG LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements as required by the Sarbanes-Oxley Act of 2002.

(3)	These are fees for professional services performed by KPMG LLP with respect to U.S. federal and international tax compliance, tax consulting and tax work stemming from “Audit” and “Audit-related” items. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

(4)	These are fees for other permissible work performed by KPMG LLP that does not meet the other category descriptions.

Pre-Approval Policy

     The Audit Committee’s Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related, tax and all other services by the Audit Committee in order to ensure that the provision of such services does not impair the auditor’s independence. The Pre-Approval Policy also provides a list of prohibited non-audit services. Unless a type of service to be provided by the independent auditor has received general pre-approval, the requested service will require specific pre-approval by the Audit Committee. The term of any pre-approved services is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review and may revise the list of pre-approved services, based on subsequent determinations. Pre-approval fee levels for all services to be provided by the independent auditor are established annually by the Audit Committee after the independent auditor’s appointment for the then current fiscal year has been ratified by the Company’s stockholders at the Annual Meeting. Any fees for proposed services exceeding these levels will also require specific pre-approval by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of March 31, 2005 by (i) each director of the Company, (ii) each of the Named Executive Officers, (iii) each person known to the Company to be beneficial owner of more than 5% of either class of the Common Stock and (iv) all directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with SEC rules and regulations. In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage of ownership of that person, shares of Class A Common Stock underlying options held by that person that are currently exercisable or become exercisable within 60 days of March 31, 2005 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 22,528,634 shares of Class A Common Stock and 17,011,189 shares of Class B Common Stock outstanding as of March 31, 2005. The Class B Common Stock is convertible at any time into shares of the Class A Common Stock on a share-for-share basis. See “Certain Relationships and Related Transactions” for a description of transactions between the Greenberg Family Trust, of which Robert Greenberg is a trustee, Michael Greenberg and the Company. To the Company’s knowledge, unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Class A and Class B Common Stock set forth opposite such person’s name. Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed below is c/o Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266.

	Number of	Number of	Percentage of	Percentage of
	Class A Shares	Class B Shares	Class A Shares	Class B Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned	Beneficially Owned	Beneficially Owned

5% stockholders:
Wellington Management Company, LLP	2,218,900(1)	—	9.8%	—
Lord, Abbett & Co. LLC	1,961,197(2)	—	8.7	—
Named Executive Officers and directors:
Robert Greenberg	—	12,541,240(3)	—	73.7%
Michael Greenberg	83,245(4)	1,189,991(5)	*	7.0
Jeffrey Greenberg	100,825(6)	867,334(7)	*	5.1
David Weinberg	317,904(8)	—	1.4	—
Mark Nason	189,588(9)	—	*	—
Philip Paccione	56,213(10)	—	*	—
Geyer Kosinski	41,250(10)	—	*	—
Frederick Schneider	30,000(11)	—	*	—
Richard Siskind	67,250(12)	—	*	—
All current directors and executive officers as a group (9 persons)	886,275(4,6,8-12)	14,598,565(3,5,7)	3.8%	85.8%

*	Less than 1.0%

(1)	Information is based on a Schedule 13G filed with the SEC on January 10, 2005. Principal business office of Wellington Management Company, LLP (“Wellington”) and its subsidiary as set forth below are located at 75 State Street, Boston, Massachusetts 02109. Wellington beneficially owns these shares via its wholly-owned subsidiary, Wellington Trust Company, NA, which is a bank as defined in Section 3(a)(6) of the Exchange Act. Wellington, which is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has shared voting power with respect to 1,854,600 of the shares that it beneficially owns and shared dispositive power with respect to 2,168,300 of the shares that it beneficially owns. Number of shares of Class A Common Stock beneficially owned is reported as of December 31, 2004.

(2)	Information is based on a Schedule 13G filed with the SEC on February 14, 2005. Principal business office of Lord, Abbett & Co. LLC (“Lord, Abbett”) is located at 90 Hudson Street, Jersey City, New Jersey 07302. Lord, Abbett is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Number of shares of Class A Common Stock beneficially owned is reported as of December 31, 2004.

(3)	Includes 12,036,016 shares of Class B Common Stock that Robert Greenberg, Chief Executive Officer and Chairman of the Board of the Company, is deemed to beneficially own as a trustee of the Greenberg Family Trust. Susan Greenberg, Robert Greenberg’s wife, is also a trustee of the Greenberg Family Trust and is also deemed to beneficially own all shares held by the Greenberg Family Trust.

(4)	Includes 50,000 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005, and includes 22,650 shares of Class A Common Stock beneficially owned by Michael Greenberg, President and a Director of the Company, indirectly through his wife, Wendy Greenberg, and their children. Michael Greenberg disclaims beneficial ownership of these 22,650 shares except to the extent of his pecuniary interest therein.

(5)	Includes 1,055,093 shares of Class B Common Stock that Michael Greenberg, President and a Director of the Company, is deemed to beneficially own as a trustee of the Michael and Wendy Greenberg Family Trust. Wendy Greenberg, Michael Greenberg’s wife, is a trustee of the Michael and Wendy Greenberg Family Trust and is also deemed to beneficially own all shares held by the Michael and Wendy Greenberg Family Trust. Also, includes 134,898 shares of Class B Common Stock held in various custodial accounts and trust accounts for Mr. Greenberg’s minor children and of which a third party acts as trustee or custodian, as the case may be. Mr. Greenberg disclaims beneficial ownership of these 134,898 shares except to the extent of his pecuniary interest therein.

(6)	Includes 97,500 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

(7)	Includes 802,558 shares of Class B Common Stock that Jeffrey Greenberg, a Director of the Company, is deemed to beneficially own as a trustee of the Jeffrey and Lori Greenberg Family Trust. Lori Greenberg, Jeffrey Greenberg’s wife, is a trustee of the Jeffrey and Lori Greenberg Family Trust and is also deemed to beneficially own all shares held by the Jeffrey and Lori Greenberg Family Trust. Also, includes 61,476 shares of Class B Common Stock that Mr. Greenberg is deemed to beneficially own as custodian of the Chloe July Greenberg custodial account and 3,300 shares of Class B Common Stock that Mr. Greenberg is deemed to beneficially own as trustee of the Chloe July Greenberg 2004 Trust, both of which are for his child who is a minor.

(8)	Represents 81,839 shares of Class A Common Stock that David Weinberg, Executive Vice President, Chief Financial Officer and a Director of the Company, is deemed to beneficially own as sole trustee of The David Weinberg Trust dated September 7, 2000, and 236,065 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

(9)	Includes 187,268 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

(10)	Represents shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

(11)	Represents 10,000 shares of Class A Common Stock beneficially owned by Frederick Schneider, a Director of the Company, indirectly through the Schneider General Partnership, and 20,000 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

(12)	Includes 61,250 shares of Class A Common Stock underlying options that are exercisable currently or within 60 days of March 31, 2005.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph demonstrates from December 31, 1999 to December 31, 2004, a comparison of cumulative total returns for Skechers’ Class A Common Stock, the Standard & Poor’s 500 Stock Index, and the Standard & Poor’s Shoes Index. The graph assumes an investment of $100 on December 31, 1999 in each of the Company’s Class A Common Stock, the stocks comprising the Standard & Poor’s 500 Stock Index and the stocks comprising the Standard & Poor’s Footwear Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SKECHERS U.S.A., INC., THE S & P 500 INDEX
AND THE S & P FOOTWEAR INDEX

* $100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Company / Index	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

SKECHERS U.S.A., INC.	100.00	406.50	383.43	222.66	213.74	339.89
S & P500	100.00	90.89	80.09	62.39	80.29	89.02
S & P FOOTWEAR	100.00	121.14	122.75	101.87	155.74	204.80

     The Standard & Poor’s Footwear Index consists of NIKE and Reebok International. The Standard & Poor’s Footwear Index includes companies in one major line of business in which the Company competes. The index does not encompass all of the Company’s competitors nor all product categories and lines of business in which the Company is engaged.

     The stock performance of the Company’s Class A Common Stock shown on the graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to its future stock performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on the Company’s review of the copies of such reports furnished to the Company, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ended December 31, 2004, except that Robert Greenberg filed an amended report with respect to one Section 16(b) exempt transaction that occurred during the most recent fiscal year, which was inadvertently omitted from the original filing, and Richard Siskind filed three reports late with respect to one transaction that occurred during the most recent fiscal year and three transactions that occurred in prior fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of March 31, 2005, Robert Greenberg, his children, and the Greenberg Family Trust beneficially own all of the Class B Common Stock and approximately 88.4% of the combined voting power of the Company’s Class A and Class B Common Stock. By virtue of this stock ownership, Robert Greenberg may be deemed to be a “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended, and the Greenberg Family Trust influences the election of Robert Greenberg. Michael Greenberg, the Company’s President, and Jeffrey Greenberg, both of whom are members of the Board of Directors of the Company, are each beneficiaries of the Greenberg Family Trust. Additionally, Robert Greenberg, directly and indirectly through the Greenberg Family Trust, beneficially owns approximately 65.1% of the combined voting power of the Company’s Class A and Class B Common Stock. As a result, the Company is considered a “Controlled Company” under the NYSE Rules and is thereby exempt from certain listing requirements and regulations as set forth in the NYSE Rules.

     Shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by the Greenberg Family Trust and Michael Greenberg, President of the Company, are subject to certain registration rights. The Company entered into a registration rights agreement with the Greenberg Family Trust and Michael Greenberg pursuant to which the Company agreed that it will, on up to two separate occasions per year, register up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each such stockholder in any one year, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. The Company also agreed that, if it shall cause to be filed with the SEC a registration statement, each such stockholder shall have the right to include up to one-third of the shares of Class A Common Stock issuable upon conversion of their Class B Common Stock beneficially owned as of the closing of the Company’s initial public offering of its Class A Common Stock by each of them in such registration statement provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. All expenses of such registrations shall be at the Company’s expense.

     Jeffrey Greenberg, Jason Greenberg, Joshua Greenberg, Scott Greenberg and Jennifer Greenberg, who are the children of Robert Greenberg, Chairman of the Board and Chief Executive Officer of the Company, and are also the siblings of Michael Greenberg, President of the Company, were non-executive employees of the Company in 2004, and each of them received compensation that exceeded $60,000 for 2004.

     Richard Siskind, who is a director of the Company, founded R. Siskind & Company, which is a business that purchases brand name men’s and women’s apparel and accessories and redistributes those items to off-price retailers, and he is its sole shareholder, Chief Executive Officer, President and sole member of its Board of Directors. During 2004, the Company sold backpacks to R. Siskind & Company in the amount of $894,000. The Company had no outstanding accounts receivable from R. Siskind & Company at December 31, 2004.

     The Company believes that all of the foregoing relationships and transactions were reasonable and in the best interest of the Company.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company’s next Annual Meeting of Stockholders to be held in 2006 must be received at the Company’s principal executive offices no later than December 30, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in the Company’s proxy materials. Stockholders who wish to submit a proposal for consideration at the Company’s 2006 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company’s Proxy Statement, must, in accordance with the Company’s Bylaws, deliver a copy of their proposal no later than the close of business on the ninetieth (90th) day in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In either case, proposals should be delivered to Skechers U.S.A., Inc., 228 Manhattan Beach Blvd., Manhattan Beach, California 90266, Attention: Michael Greenberg, President. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

     Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Philip Paccione, Corporate Secretary, Skechers U.S.A., Inc., 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266. Each writing stockholder should specify whether the communication is directed to the entire Board of Directors or to a particular director. Company personnel will review the communications and screen improper and irrelevant communications such as solicitations.

OTHER BUSINESS

     The Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Philip G. Paccione, Corporate Secretary

Dated: April 29, 2005
Manhattan Beach, California

APPENDIX A

SKECHERS U.S.A., INC.
AUDIT COMMITTEE CHARTER

Purpose:

     The purpose of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its responsibility for oversight and evaluation of (1) the quality and integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors, and such other duties as directed by the Board. The Audit Committee is expected to maintain free and open communication (including separate private executive sessions at least annually) with the independent auditors, the internal auditors and the management of the Company. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain external auditors, outside counsel or other experts for this purpose. The Audit Committee shall review this Charter annually and recommend any proposed changes to the Board for approval.

Audit Committee Composition and Meetings:

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Each member of the Audit Committee shall be financially literate, as determined by the Board in accordance with the New York Stock Exchange Rules. At least one member of the Audit Committee shall (i) qualify as a “financial expert” within the meaning of the rules of the Securities and Exchange Commission and (ii) have “accounting or related financial management expertise” within the meaning of the rules of the New York Stock Exchange. Audit Committee members shall not simultaneously serve on the audit committees of more than three public companies. Directors’ fees (including fees for attendance at meetings of committees of the Board) are the only compensation that an Audit Committee member may receive from the Company.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may, subject to the provisions of the preceding paragraph, designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least four times annually (in the absence of unusual circumstances), or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Audit Committee shall report its activities to the Board of Directors on a regular basis and make such recommendations as the Audit Committee may deem necessary or appropriate.

Audit Committee Responsibilities and Duties:

     (1) The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors, and any registered public accounting firm, engaged by the Company (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company or related work. The independent auditors, and each such registered public accounting firm, shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the independent auditors that audit the financial statements of the Company. The Audit Committee shall have the ultimate authority and responsibility to evaluate the qualifications, performance and independence of the independent auditors. In the process, the Audit Committee will (i) discuss and consider the auditors’ written affirmation that the auditors are in fact independent, (ii) discuss the nature and rigor of the audit process, receive and review all reports and (iii) provide to the independent auditors full access to the Audit Committee (and the Board) to report on any and all appropriate matters. The evaluation of the independent auditors shall include a review and evaluation of the lead partner of the independent auditors, taking into account the opinions of management and the Company’s internal auditors. The Audit Committee will assure the regular rotation of the independent auditors’ lead and concurring audit partners serving on the Company’s audit engagement team, as well as the rotation of any other persons on the Company’s audit engagement team who fall within the definition of “audit partner,” as defined by applicable SEC regulation, in each case as required by applicable law. In order to assure continuing auditor independence, the Audit Committee will consider whether it is appropriate to adopt a policy of rotating the Company’s independent auditing firm itself on a regular basis. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

     (2) The Audit Committee shall obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Company.

     (3) The Audit Committee shall review the independent auditors’ audit plan — discuss scope, staffing, budget, locations, reliance upon management, and internal audit and general audit approach. Approve the fees and other significant compensation to be paid to the independent auditors as well as approve all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

     (4) The Audit Committee shall review the Company’s annual audited financial statements prior to filing or distribution, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. The Audit Committee shall advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices; and obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934, as amended.

     (5) The Audit Committee shall review reports from the independent auditors on (i) the Company’s critical accounting policies and practices, (ii) all alternative treatments of financial information permitted under GAAP that have been discussed with management, the ramifications of the use of such treatments and the treatment preferred by the independent auditors, and (iii) all other material written communications between the auditing firm and management.

     (6) The Audit Committee shall review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall review and discuss with financial management earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), and discuss financial information and earnings guidance, if any, provided to analysts and rating agencies. The Audit Committee shall discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61.

     (7) The Audit Committee shall, in consultation with management and the independent auditors, consider the adequacy and effectiveness of the Company’s financial reporting processes and controls. The Audit Committee shall discuss policies with respect to risk assessment and risk management, including discussion of significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

     (8) The Audit Committee shall review with the independent auditors significant findings prepared by the independent auditors together with any audit problems or difficulties and management’s responses. The review shall include the resolution of any significant problems or difficulties and management’s responses, including with respect to: (1) any restrictions on the scope of the independent auditor’s activities or access to requested information; (2) any significant disagreements with management; (3) any accounting adjustments that were noted or proposed by the auditor but were “passed”; (4) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (5) any “management” or “internal controls” letter issued or proposed to be issued.. The review shall include the resolution of any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, including any significant changes in the Company’s selection or application of accounting principles, the clarity of the Company’s financial disclosures and a discussion of other significant decisions made by management in preparing the financial disclosures.

     (9) The Audit Committee shall obtain and review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

     (10) The Audit Committee shall review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     (11) The Audit Committee shall review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     (12) The Audit Committee shall meet at least annually and separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

     (13) With respect to the Company’s internal audit function, the Audit Committee shall:

•	review the appointment and/or replacement of the director of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) or, at the discretion of the Board, select and contract with an outside accounting firm to serve as the Company’s internal auditors and perform the Company’s internal audit function;

•	advise the director of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) and management’s responses thereto and review such reports; and

•	discuss with the Company’s independent auditors responsibilities of the internal audit department (or such other person, persons or outside firm responsible for the Company’s internal audit function), the budget and staffing relative to the Company’s internal audit function and any recommended changes in the planned scope of the Company’s internal audit.

     (14) The Audit Committee shall receive periodic reports from the independent auditors regarding the auditors’ independence, discuss such reports with the auditors, and, if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the auditors.

     (15) The Audit Committee shall review the Company’s policies and practices related to compliance with the law, the Company’s Code of Ethical Conduct, and conflicts of interest, to be satisfied that such policies are adequate and adhered to by the Company and its executive officers and directors.

     (16) The Audit Committee shall maintain and review annually procedures for (i) the receipt, retention and treatment of complaints received by the Committee regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     (17) The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

     (18) The Audit Committee shall annually prepare an audit committee report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

     (19) The Audit Committee shall annually conduct a self-evaluation of the Audit Committee.

     (20) The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

     (21) The Audit Committee shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

•	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	compensation of any advisors employed by the Audit Committee to assist the Audit Committee in carrying out its duties; and

•	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls. The independent auditors will assist the Audit Committee and the Board in fulfilling their responsibilities for the review of these financial statements and internal controls. The Audit Committee expects the independent auditors to call its attention to any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Audit Committee recognizes that the financial management and the internal and independent auditors have more knowledge and information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent auditors’ work.

Annual Meeting of Stockholders of
SKECHERS U.S.A., INC.

May 26, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEES:	¡ Geyer Kosinski ¡ Richard Siskind
		☐	☐	☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	Ratify the appointment of KPMG LLP as independent accountants for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Dated:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executive administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by a authorized person.

SKECHERS U.S.A., INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Skechers U.S.A., Inc. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2005, and hereby appoints Michael Greenberg and David Weinberg and each of them, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. to be held at The Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, on Thursday, May 26, 2005, at 10:00 a.m., Pacific time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)